Exhibit 3.1

TENTH AMENDED AND RESTATED
BYLAWS OF

UNITED THERAPEUTICS CORPORATION

(A PUBLIC BENEFIT CORPORATION)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of United Therapeutics Corporation, a public benefit corporation organized under the laws of the State of Delaware (the “Corporation”), shall be in the State of Delaware at such location and with such registered agent in charge thereof as may be established by the Board of Directors of the Corporation (the “Board of Directors”) from time to time.

Section 1.2. Other Offices. The Corporation may also have offices, and keep the books and records of the Corporation, except as may be required by law, at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 2.1. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors to succeed those whose terms expire and to transact such other business as may properly be brought before the meeting at such date, time and place, if any, either within or without the State of Delaware as may be designated from time to time by the Board of Directors and stated in the notice of the meeting.

Section 2.2. Special Meetings. A special meeting of the stockholders may be called only by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors or by the Chairperson of the Board of Directors, a Vice Chair of the Board of Directors, the Chief Executive Officer of the Corporation (the “Chief Executive Officer”), or the President of the Corporation (the “President”). For purposes of these bylaws, the term “entire Board of Directors” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Only such business shall be conducted at a special meeting of stockholders as shall have been properly brought before the meeting by or at the direction of the Board of Directors.

Section 2.3. Notice of Meetings. Except as otherwise permitted pursuant to Section 2.6 with respect to adjourned meetings, whenever stockholders are required or permitted to take any action at a meeting, annual or special, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.

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Section 2.4. Notice of Stockholder Business at Meetings. At any annual meeting of stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting as hereinafter provided. For a proposal to be properly brought before an annual meeting, each item of business must either (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the persons calling the meeting as herein provided, (b) be otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) be otherwise properly brought before the meeting by a stockholder (who is a stockholder of record at the time the notice is provided) who has complied with the notice procedures set forth in this section. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders. For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Secretary”), not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as the result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder must be delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The provisions of this Section 2.4 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Exchange Act. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the proposal desired to be brought before the meeting (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (b) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (c) the class and number of shares of capital stock of the Corporation which are owned of record by such stockholder and such beneficial owner, (d) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person at the meeting to propose such business, (e) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the proposal is made, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer, general partner, or managing member of such entity or of any other entity that has or shares control of such entity (any such individual or control person, a “control person”), (i) the class and number of shares of capital stock of the Corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (ii) a description of any (x) any plans or proposals which such stockholder, beneficial owner, if any, or control person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) agreement, arrangement or understanding with respect to the proposal between or among such stockholder, beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such plans or proposals with respect to securities of the Corporation or any such agreement, arrangement or understanding in effect as of the record date for the meeting, (iii) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any agreement, arrangement or understanding (including without limitation any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement or short positions, profit interests, options, hedging or pledging transactions, voting rights, dividend rights, and/or borrowed or loaned shares) (each, a “Derivative Instrument”), whether the Derivative Instrument is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock, that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock or the share price of any class of the capital stock of any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914), or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation or of any principal competitor of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (iv) any equity interests in any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914) held by or on behalf of such stockholder, beneficial owner, or control person and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such equity interests held as of the record date for the meeting, and (v) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, or control person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or in any agreement, arrangement or understanding under clause (e)(ii) of this Section 2.4 and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any performance-related fees in effect as of the record date for the meeting, and (f) (i) a representation whether the stockholder or the beneficial owner, if any, control person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such proposal, and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and whether such person intends or is part of a group which intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and (ii) a representation that promptly after soliciting the stockholders referred to in the representation required under the foregoing clause (f)(i), and no later than the tenth (10th) day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock. For purposes of clause (e) of this paragraph, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (a) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (b) the right to vote such shares, alone or in concert with others and/or (c) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

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Notwithstanding anything in this Section 2.4 to the contrary, if the record date for determining if the stockholder is entitled to vote at any meeting of stockholders is different from the record date for determining if the stockholder is entitled to notice of the meeting, a stockholder’s notice required by this Section 2.4 shall set forth a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for determining if the stockholder is entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under this Section 2.4, and such information when provided to the Corporation shall be current as of the record date for determining if the stockholder is entitled to vote at the meeting.

Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 2.4. The Board of Directors may reject any stockholder proposal submitted for consideration at a meeting of stockholders which is not made in accordance with the terms of this Section 2.4 or which is not a proper subject for stockholder action in accordance with provisions of applicable law. Alternatively, if the Board of Directors does not make any determination as to the validity of any such stockholder proposal, the chairperson of the meeting of stockholders shall, if the facts warrant, determine and declare to the persons attending the meeting that the business was not properly brought before the meeting in accordance with the provisions of this Section 2.4, and he or she shall further declare that any such business not properly brought before such meeting shall not be transacted. The Board of Directors or, as the case may be, the chairperson of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures and the Board of Directors or, as the case may be, the ruling thereon of the chairperson of the meeting shall be final and conclusive. In furtherance and not by way of limitation of the foregoing provisions of this Section 2.8, unless otherwise required by law, or otherwise determined by the Board of Directors, the chairperson of the meeting or any other person designated by the Board of Directors, (A) if the stockholder does not provide the information required under this Section 2.4, to the Corporation within the time frames specified herein or therein or (B) if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present such business, any such business shall not be transacted, notwithstanding that votes and proxies in respect of any such business may have been received by the Corporation.

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For purposes of these bylaws, “qualified representative” shall mean a person that is a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such proposal at such meeting (and in any event not fewer than 5 days before the meeting) by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

Notwithstanding any other provision of these bylaws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any control person), shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to business to be considered pursuant to this Section 2.4.

Notwithstanding the foregoing provisions, a stockholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.4. Nothing in this Section 2.4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

For purposes of these bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (the “SEC”) pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of this Section 2.4 and Sections 2.5 and 2.14 below, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.

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Section 2.5. Nomination of Director Candidates. To be qualified for election as a director, persons must be nominated in accordance with the procedures set forth in this Section 2.5 or in Section 2.14 of these bylaws. Nominations of candidates for election to the Board of Directors of the Corporation may be made only by or at the direction of the Board of Directors or by a stockholder (who is a stockholder of record at the time the notice is provided under this Section 2.5 or Section 2.14 of these bylaws) entitled to vote at such meeting of stockholders who has complied with the notice procedures set forth in this section. For the avoidance of doubt, the foregoing sentence shall be the exclusive means for a stockholder to make nominations at an annual or special meeting, as applicable, of stockholders. All such nominations, except those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary. To be timely under this Section 2.5, a stockholder’s notice shall be delivered to or mailed and received by the Secretary not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary of the previous year’s annual meeting and, in the case of a special meeting at which directors are to be elected, not less than ten (10) days immediately following the public announcement of such special meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed (other than as the result of adjournment) by more than thirty (30) days from the anniversary of the previous year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder must be delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of any meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) all information (i) relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A of the Exchange Act and (ii) required to be submitted by nominees pursuant to Section 2.15 of these bylaws, including, within the time period specified in Section 2.15(b), all fully completed and signed Questionnaires described in Section 2.15(a)(ii), (b) a written statement, not to exceed 500 words, in support of such nominee, (c) the name and address of such stockholder, as they appear on the Corporation’s books, and of the beneficial owner, if any, on whose behalf the nomination is made, (d) the class and number of shares of capital stock of the Corporation which are owned of record by such stockholder and such beneficial owner, (e) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person at the meeting to propose such nomination, (f) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each control person (as defined in Section 2.4 above), (i) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting, (ii) a description of any (x) any plans or proposals which such stockholder, beneficial owner, if any, or control person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Exchange Act Schedule 13D and (y) agreement, arrangement or understanding with respect to the nomination between or among such stockholder, beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D, which description shall include, in addition to all other information, information identifying all parties thereto (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such plans or proposals with respect to securities of the Corporation or any such agreement, arrangement or understanding in effect as of the record date for the meeting, (iii) a description (which description shall include, in addition to all other information, information identifying all parties thereto) of any Derivative Instrument, whether the Derivative Instrument is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock, that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock or the share price of any class of the capital stock of any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914), or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation or of any principal competitor of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (iv) any equity interests in any principal competitor of the Corporation (as defined for the purposes of Section 8 of the Clayton Antitrust Act of 1914) held by or on behalf of such stockholder, beneficial owner, or control person and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such equity interests held as of the record date for the meeting and (v) any performance-related fees (other than an asset-based fee) that such stockholder, beneficial owner, or control person is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or in any agreement, arrangement or understanding under clause (f)(ii) of this Section 2.5 and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any performance-related fees in effect as of the record date for the meeting, and (g) (i) a representation whether the stockholder or the beneficial owner, if any, control person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such proposal, and, if so, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and whether such person intends or is part of a group which intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and/or form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the Corporation’s outstanding capital stock entitled to vote generally in the election of directors and (ii) a representation that promptly after soliciting the stockholders referred to in the representation required under the foregoing clause (g)(i), and no later than the tenth (10th) day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock. For purposes of clause (f) of this paragraph, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (a) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (b) the right to vote such shares, alone or in concert with others and/or (c) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

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Notwithstanding anything in this Section 2.5 to the contrary, if the record date for determining if the stockholder is entitled to vote at any meeting of stockholders is different from the record date for determining if the stockholder is entitled to notice of the meeting, a stockholder’s notice required by this Section 2.5 shall set forth a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for determining if the stockholders is entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under this Section 2.5, and such information when provided to the Corporation shall be current as of the record date for determining if the stockholder is entitled to vote at the meeting.

Notwithstanding anything in this Section 2.5 to the contrary, in the event that the number of directors to be elected to the Board of Directors at a meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with this Section 2.5, a stockholder’s notice required by this Section 2.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

Notwithstanding any other provision of these bylaws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any control person), shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5; provided, however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 2.5.

Notwithstanding anything in these bylaws to the contrary, no stockholder nominations shall be considered at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 2.5 or Section 2.14 below. The Board of Directors may reject any stockholder nomination submitted for consideration at a meeting of stockholders that is not made in accordance with the terms of this Section 2.5 or Section 2.14 (including whether a stockholder, beneficial owner or control person complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act). Alternatively, if the Board of Directors does not make any determination as to the validity of any such stockholder nomination, the chairperson of the meeting of stockholders shall, if the facts warrant, determine and declare to the persons attending the meeting that the nomination was not properly brought before the meeting in accordance with the provisions of this Section 2.5 or Section 2.14, as the case may be, and he or she shall further declare that any such nomination not properly brought before such meeting shall be disregarded. The Board of Directors or, as the case may be, the chairperson of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures (including whether a stockholder, beneficial owner or control person complied or did not comply with the requirements of Rule 14a-19 under the Exchange Act) and the Board of Directors or, as the case may be, the ruling thereon of the chairperson of the meeting shall be final and conclusive. In furtherance and not by way of limitation of the foregoing provisions of this Section 2.5, unless otherwise required by law, or otherwise determined by the Board of Directors, the chairperson of the meeting or any other person designated by the Board of Directors, (A) if the stockholder does not provide the information required under this Section 2.5 or Section 2.15 to the Corporation within the time frames specified in these bylaws or (B) if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination, any such nomination shall be disregarded, notwithstanding that votes and proxies in respect of any such nomination may have been received by the Corporation.

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Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time for any reason (including to address a technical failure to convene or continue a meeting using remote communication), by the chairperson of the meeting whether or not a quorum is present. Notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and means of remote communications, if any, by which stockholders and proxyholders may be deemed present and in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.3. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7. Quorum. At each meeting of stockholders, except where otherwise required by law or the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”), the holders of a majority of the voting power of all of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. The stockholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Where a separate vote by a class or classes or series is required, the holders of a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum is not present or represented at any meeting of stockholders, then the chairperson of the meeting shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.6, until a quorum is present or represented.

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Section 2.8. Organization. The Chairperson of the Board of Directors or such other person as the Board of Directors may have designated shall preside over any meetings of stockholders. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors of election after the closing of the polls.

The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairperson of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, qualified representatives (including rules around who qualifies as such) and such other persons as such chairperson shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants, regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any), and procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. The chairperson of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.4, 2.5 or Section 2.14, as applicable, of these bylaws), and if such chairperson should so declare, such nomination shall be disregarded or such other business shall not be transacted.

Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election. Such inspectors shall: (a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots; (b) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; (c) count and tabulate all votes and ballots; and (d) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

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Section 2.9. Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of stock held by him or her which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot. In all director elections other than contested director elections, each nominee for election as a director shall be elected if the number of votes cast for the nominee’s election exceeds the number of votes cast against the nominee’s election. In all contested director elections, the nominees for election as a director shall be elected by a plurality of the votes cast. For purposes of this Section 2.9, a “contested director election” means any meeting of stockholders at which the number of candidates exceeds the number of directors to be elected and with respect to which (a) the Secretary receives a notice that a stockholder intends to nominate a person for election to the Board of Directors in compliance with the requirements for stockholder nominees for director set forth in Section 2.5 or Section 2.14 of these bylaws and (b) such a notice of an intent to nominate a candidate for election has not been withdrawn, on or before the fifth (5th) business day prior to the date that the Corporation files its definitive proxy statement relating to such meeting with the SEC (regardless of whether thereafter revised or supplemented). All other questions shall, unless otherwise required by law or by the Certificate of Incorporation, or provided by these bylaws or the rules of any stock exchange upon which the Corporation’s securities are listed, be decided by the vote of the holders of a majority of the voting power of all shares of stock entitled to vote thereon, present in person or by proxy, at the meeting, provided that (except as otherwise required by law or by the Certificate of Incorporation) the Board of Directors may require a larger vote upon any election or question.

Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or an executed new proxy bearing a later date.

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Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

Section 2.10. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 3 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.11. List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, annual or special, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or, (ii) during ordinary business hours, at the principal place of business of the Corporation. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.11 or to vote in person or by proxy at any meeting of stockholders.

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Section 2.12. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided in the Certificate of Incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of stockholders, may not be effected by consent in writing in lieu of a meeting by such stockholders.

Section 2.13. Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”). If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.14. Proxy Access for Director Nominations.

(a)            The Corporation shall include in its proxy statement and on its form of proxy for an annual meeting of stockholders the name of, and the Additional Information (as defined below) relating to, any nominee for election to the Board of Directors who satisfies the eligibility requirements set forth in this Section 2.14 (a “Stockholder Nominee”) and who is identified in a timely and proper notice delivered under Section 2.14(g) of these bylaws (the “Stockholder Notice”) by a stockholder on behalf of one or more persons, but in no case more than twenty (20) persons, who (i) expressly elect to have such Stockholder Nominee included in the Corporation’s proxy statement, (ii) own and have owned (as defined below in Section 2.14(c)) shares representing at least three percent (3%) of the outstanding voting stock of the Corporation entitled to vote in the election of directors continuously for at least three years (the “Required Shares”) as of the date of the Stockholder Notice and through the date of such annual meeting, and (iii) satisfy such additional requirements as shall be set forth in these bylaws, as amended from time to time (such stockholder or stockholders and additional persons on behalf of whom a stockholder is acting, an “Eligible Stockholder”).

(b)            For purposes of satisfying the foregoing ownership requirement under Section 2.14(a), (i) the outstanding shares of voting stock of the Corporation owned by one or more stockholders, or by the beneficial owner or owners who own outstanding shares of voting stock of the Corporation and on whose behalf any stockholder is acting, may be aggregated, provided that the number of stockholders and other beneficial owners whose ownership of shares is aggregated for such purpose shall not exceed twenty (20), and (ii) any two or more funds that are (1) under common management and funded primarily by a single employer or (2) a “group of investment companies,” as such term is defined in section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one stockholder or owner.

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(c)            For purposes of this Section 2.14, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of voting stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of voting stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (A) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (B) hedging, offsetting, or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares provided that the stockholder has the power to recall such loaned shares on three (3) business days’ notice and has recalled such loaned shares as of the date of the Stockholder Notice and through the date of the annual meeting. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of voting stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.

(d)            No stockholder or beneficial owner may be a member of more than one group of stockholders constituting an Eligible Stockholder under this Section 2.14.

(e)            An Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) must (i) within five (5) business days after the date of the Stockholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three (3)-year holding period, verifying that, as of the date of the Stockholder Notice, the Eligible Stockholder owns, and has owned continuously for the preceding three (3) years, the Required Shares, and (ii) include in the written statements provided pursuant to Item 4 of Schedule 14N filed with the SEC a certification that it owns and has owned, as defined in Section 2.14(c) of these bylaws, the Required Shares for at least three (3) years.

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(f)            For purposes of this Section 2.14, the “Additional Information” that the Corporation will include in its proxy statement is (i) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed five hundred (500) words, in support of the Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy statement for the annual meeting of stockholders (the “Statement”). Notwithstanding anything to the contrary contained in this Section 2.14, the Corporation may omit from its proxy statement any information or Statement that it, in good faith, believes would violate any applicable law or regulation. Nothing in this Section 2.14 shall limit the Corporation’s ability to solicit against and include in its proxy statement its own statements relating to any Stockholder Nominee and any Eligible Stockholder.

(g)           The Stockholder Notice shall set forth and consist of (i) all information required under Section 2.5 (except for the information and representations required under clauses (b) and (g) thereof) and Section 2.15 of these bylaws; (ii) a statement by the Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) certifying as to the number of shares of voting stock of the Corporation it owns and has owned (as defined in Section 2.14(c)) continuously for at least three (3) years as of the date of the Stockholder Notice and agreeing to continue to own through the date of such annual meeting such shares it is deemed to own for purposes of this Section 2.14; (iii) a copy of the Schedule 14N that has been or is concurrently being filed with the SEC as required by Rule 14a-18 under the Exchange Act; and (iv) the written agreement of the Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, setting forth the following additional agreements, representations, and warranties: (1) the Eligible Stockholder’s agreement to provide written statements from the record holder and intermediaries in the same form as required under Section 2.14(e) verifying the Eligible Stockholder’s continuous ownership of the Required Shares through and as of the business day immediately preceding the date of the annual meeting, together with the Eligible Stockholder’s agreement to continue to own such shares through the date of the annual meeting; (2) the Eligible Stockholder’s representation and warranty that the Eligible Stockholder (including each member of any group of stockholders that together is an Eligible Stockholder under this Section 2.14) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 2.14, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s “solicitation” within the meaning of clause (l) of Rule 14a-1 under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee or a nominee of the Board of Directors, and (D) will not distribute to any stockholder any form of proxy for the annual meeting other than the form distributed by the Corporation; and (3) the Eligible Stockholder’s agreement to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, (C) file all materials described below in Section 2.14(i) with the SEC, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such materials under Regulation 14A of the Exchange Act, and (D) provide to the Corporation prior to the election of directors such additional information as necessary or reasonably requested by the Corporation. The inspector of elections shall not give effect to the Eligible Stockholder’s votes with respect to the election of directors if the Eligible Stockholder breaches any of its agreements, representations, or warranties set forth in the Stockholder Notice, or if any of the information in the Stockholder Notice was not, when provided, true and correct. All information provided pursuant to this Section 2.14(g) shall be deemed part of the Stockholder Notice for purposes of this Section 2.14.

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(h)            To be timely under this Section 2.14, a Stockholder Notice must be delivered by a stockholder to the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred and twentieth (120th) day nor earlier than the close of business on the one hundred and fiftieth (150th) day prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or forty-five (45) days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, in order to be timely the Stockholder Notice must be so received not later than the close of business on the later of the one hundred and twentieth (120th) day prior to such annual meeting or the close of business on the tenth (10th) day following the day on which the public announcement of the date of the annual meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Within the time period for delivery of the Stockholder Notice, each Stockholder Nominee shall deliver to the Secretary at the principal executive offices of the Corporation the information required to be submitted by nominees pursuant to Section 2.15. The Corporation may request such additional information as necessary to permit the Board of Directors to determine if each Stockholder Nominee satisfies the requirements of this Section 2.14. In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 2.14.

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(i)            The Eligible Stockholder shall file with the SEC any solicitation or other communication relating to the Corporation’s annual meeting, one or more of the Corporation’s directors then in office or any Stockholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(j)            The number of Stockholder Nominees appearing in the Corporation’s proxy statement with respect to an annual meeting, combined with the number of (i) directors currently serving on the Board of Directors as a result of being elected pursuant to this Section 2.14, where the term of that director or directors extends past the election of directors for which the Corporation is soliciting proxies in connection with such annual meeting, and (ii) Stockholder Nominees who satisfy the requirements for inclusion in the Corporation’s proxy statement but who are either withdrawn or are nominated by the Board of Directors as Board nominees, shall not exceed twenty percent (20%) of the number of directors then serving in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 2.14, or if such amount is not a whole number, the closest whole number below twenty percent (20%); provided, however, that if fewer than ten (10) directors are serving on the Board of Directors as of the last day on which a Stockholder Notice may be delivered pursuant to Section 2.14(h), the number of Stockholder Nominees shall not exceed twenty-five percent (25%) of the number of directors then serving in office as of such date. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.14 exceeds this maximum number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy statement until the maximum number is reached, going in order of the amount (largest to smallest) of shares of voting stock of the Corporation each Eligible Stockholder disclosed as owned in its respective Stockholder Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached. The Corporation shall not be required to include, pursuant to this Section 2.14, any Stockholder Nominee(s) in its proxy statement for any meeting of stockholders for which the Secretary receives notice that a stockholder intends to nominate a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2.5 of these bylaws and which stockholder does not expressly elect to have its nominee(s) included in the Corporation’s proxy statement pursuant to this Section 2.14.

(k)            Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent (25%) of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.14 for the next two annual meetings.

(l)            The Corporation shall not be required to include, pursuant to this Section 2.14, any Stockholder Nominees in its proxy statement for any meeting of stockholders (i) who is not independent under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (ii) who does not qualify as independent under the audit committee independence requirements set forth in the rules of the principal U.S. exchange on which shares of the Corporation are listed, as a “non-employee director” under Rule 16b-3 under the Exchange Act, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (iii) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years.

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(m)            Notwithstanding the foregoing provisions of this Section 2.14, unless otherwise required by law or otherwise determined by the chair of the meeting or the Board of Directors, if the stockholder delivering the Stockholder Notice (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded, notwithstanding that votes and proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. Without limiting the Board of Directors’ power and authority to interpret any other provisions of these bylaws, the Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 2.14 and to make any and all determinations necessary or advisable to apply this Section 2.14 to any persons, facts or circumstances, in each case acting in good faith. Except for a nomination made in accordance with Rule 14a-19 promulgated under the Exchange Act, this Section 2.14 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

Section 2.15. Submission of Information by Director Nominees.

(a)            As to each person who is proposed to be nominated for election or reelection as a director of the Corporation, the person must deliver to the Secretary at the principal executive offices of the Corporation the following information: (i) a written representation and agreement, which shall be signed by such person and pursuant to which such person shall represent and agree that such person: (1) consents to serving as a director if elected and (if applicable) to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (2) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (A) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement; or (B) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (3) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee, except as disclosed in such representation and agreement; and (4) if elected as a director, will comply with all of the Corporation’s Code of Conduct and Ethics (or similar code), corporate governance policies and guidelines related to conflicts of interest, confidentiality, and stock ownership and trading, and any other policies and guidelines applicable to directors (which will be provided to such person promptly following a request therefor); (ii) a fully completed and signed questionnaire in the same form required of the Corporation’s nominees (a “Questionnaire”), which will be provided to such person promptly following a request therefor; (iii) a representation that a nominee for election or reelection as a director of the Corporation will provide to the Corporation such other information as the Corporation may reasonably request, including such information reasonably necessary for the Corporation to determine whether a nominee will satisfy any qualifications or requirements imposed by the Certificate of Incorporation or these bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation (including, without limitation, any applicable rules or regulations that may provide a basis for the Corporation’s exclusion from any “Federal health care program” (as such term is defined in Title 42, Section 1320a-7b(f) of the United States Code) or otherwise cause the Corporation to be debarred from contracting with any governmental authority), or relevant to a determination whether such person can be considered an independent director, which information shall be promptly provided following a request therefor.

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(b)            If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 2.5 or a Stockholder Notice pursuant to Section 2.14 of these bylaws, all written and signed representations and agreements and all fully completed and signed Questionnaires described in Section 2.15(a) above and the additional information described in Section 2.15(a)(iii) above shall be considered timely if provided to the Corporation by the deadline for submission of such notice provided in Section 2.5 or Section 2.14(h), as applicable, and all information provided pursuant to this Section 2.15 shall be deemed part of such stockholder’s notice submitted pursuant to Section 2.5 or a Stockholder Notice submitted pursuant to Section 2.14, as applicable.

(c)            Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 2.15 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 2.15. Upon written request of the Secretary, such stockholder shall provide, within seven (7) business days after delivery of such request (or such longer period as may be specified in such request), (i) written verification, reasonably satisfactory to the Corporation, to demonstrate the accuracy of any information submitted and (ii) a written affirmation of any information submitted as of an earlier date. If the stockholder giving notice of an intent to nominate a candidate for election fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.15.

Section 2.16. Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement, but other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation required by this Article II.

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ARTICLE III

BOARD OF DIRECTORS

Section 3.1. Powers; Number; Qualifications. Except as may be otherwise required by law, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised or done by the Corporation, subject to Delaware law, the Certificate of Incorporation and these bylaws. The number of directors which shall constitute the entire Board of Directors shall be not less than five (5) nor more than twenty (20). The exact number of directors within the minimum and maximum limitation specified in the preceding sentence shall be fixed from time to time exclusively by resolution of a majority of the entire Board of Directors. Directors need not be stockholders or residents of the State of Delaware.

The term of office of each director shall be as set forth in the Certificate of Incorporation.

Section 3.2. Election; Term of Office; Resignation; Removal; Vacancies. Commencing with the annual meeting of stockholders held in 2021, and except as otherwise set forth in the Certificate of Incorporation, the directors shall be elected annually by the stockholders entitled to vote thereon. Each director shall hold office until the expiration of the term for which he or she was elected and shall continue in office until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal. Any director may resign at any time upon written or electronic notice to the Board of Directors or to the Chairperson of the Board, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Any newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled solely by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director, and directors so chosen shall hold office until the next succeeding annual meeting of stockholders, and until their successors shall be elected and qualified; provided, however, that any directors so elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term of office as that of their predecessor, and shall hold office until their successors shall be elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director. The stockholders of the Corporation are expressly prohibited from cumulating their votes in any election of directors of the Corporation.

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Section 3.3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine; provided, however, that no fewer than one regular meeting per year shall be held. A notice of each regular meeting shall not be required.

Section 3.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chair of the Board of Directors, if any, by the Vice Chair of the Board of Directors, if any, by the Chief Executive Officer or the President, or by a majority of the entire Board of Directors. The person or persons authorized to call a special meeting may fix the place and time of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to such director as his or her residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission or be delivered personally or by telephone, in each case at least twenty-four (24) hours prior to the time set for such meeting. Notice of any meeting need not be given to a director who shall, either before or after the meeting, submit a waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.5. Remote Participation in Meetings. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.5 shall constitute presence in person at such meeting.

Section 3.6. Quorum; Vote Required for Action. Except as otherwise required by law, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation or these bylaws shall require a vote of a greater number. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. To the fullest extent permitted by law, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.7. Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board of Directors, or in his or her absence by another director appointed by the Board of Directors. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

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Section 3.8. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action by consent is taken, the consent or consents relating thereto shall be filed with the minutes of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. An action by consent may be made effective in the future in accordance with Section 141(f) of the DGCL.

Section 3.9. Compensation. The Board of Directors shall have the authority to fix compensation of directors. Directors may receive reimbursement of expenses incurred in connection with service on the Board of Directors.

Section 3.10. Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one (1) or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

ARTICLE IV

COMMITTEES

Section 4.1. Committees. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting of such committee and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at such meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when appropriate.

Section 4.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, a majority of the members in office of such committee shall constitute a quorum for the transaction of business, the affirmative vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in all other respects each committee shall conduct its business in the same manner as the Board of Directors of the Corporation conducts its business pursuant to Article III of these bylaws.

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ARTICLE V

OFFICERS

Section 5.1. Officers; Election; Qualification; Term of Office; Resignation; Removal; Vacancies. The officers of the Corporation shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer, and such other officers as may be appointed by (or in the manner determined by) the Board of Directors, each to have such authority, functions or duties as determined by or at the direction of the Board of Directors. Each officer shall hold office for such term as may be prescribed by the Board of Directors or by contract and until such person’s successor shall have been duly chosen and qualified, or until person’s earlier death, disqualification, resignation or removal. Any officer may resign at any time upon written or electronic notice to the Board of Directors or to the Chief Executive Officer or the Secretary, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is party. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer with or without cause at any time. Any such removal shall be without prejudice to the rights, if any, of the Corporation under any contract to which such officer is party, but the election or appointment of an officer shall not of itself create contractual rights. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these bylaws to be executed, acknowledged or verified by two or more officers. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by (or in the manner determined by) the Board of Directors at any regular or special meeting of the Board of Directors.

Section 5.2. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by or at the direction of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties. The Board of Directors or an authorized officer may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

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ARTICLE VI

STOCK

Section 6.1. Certificates. The shares of the Corporation may be represented by certificates, or may be issued in uncertificated form in accordance with the DGCL, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. The issuance of shares in uncertificated form shall not affect shares already represented by a certificate until such certificate is surrendered to the Corporation. Certificates for shares of stock shall note conspicuously that that the Corporation is a public benefit corporation formed pursuant to Subchapter XV of the DGCL. Any notice given by the Corporation pursuant to Section 151(f) of the DGCL upon the issuance or transfer of uncertificated shares shall state conspicuously that the Corporation is a public benefit corporation formed pursuant to Subchapter XV of the DGCL. Every holder of stock in the Corporation represented by a certificate shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary, or an Assistant Treasurer or Assistant Secretary, of the Corporation, certifying the number of shares owned by him or her in the Corporation. Any or all of the signatures on the certificate may be a facsimile or otherwise electronic signature. In case any officer, transfer agent or registrar who has signed or whose facsimile or otherwise electronic signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificated or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

ARTICLE VII

INDEMNIFICATION

Section 7.1. Indemnification of Officers and Directors. The Corporation shall to the fullest extent permitted by the laws of Delaware as the same now or may hereafter exist, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a current or former director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 of this Article VII or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

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Section 7.2. Determination. Any indemnification required under Section 7.1 of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 7.1 of this Article VII. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 7.3. Advancement of Expenses. Expenses (including attorneys’ fees) incurred by a current or former officer or a director in defending any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article VII.

Section 7.4. Other Rights of Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 7.5. Indemnification Agreements. Without limiting the provisions of this Article VII, the Corporation is authorized from time to time, without further action by the stockholders of the Corporation, to enter into agreements with any director or officer of the Corporation providing such rights of indemnification and advancement as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.

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Section 7.6. Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VII.

Section 7.7. Survival of Right to Indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 7.8. Definitions. For purposes of this Article VII, references to a “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that a person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this Article VII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.

Section 7.9. Indemnification of Employees and Agents. Persons who are not covered by the foregoing provisions of this Article VII and who are or were employees or agents of the Corporation, or are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the fullest extent permitted by the laws of Delaware as the same now or may hereafter exist or to such lesser extent as the Board of Directors of the Corporation, in its discretion, may from time to time deem appropriate.

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ARTICLE VIII

FORUM FOR ADJUDICATION OF DISPUTES

Section 8.1. Forum. Unless the Corporation, in writing, selects or consents to the selection of an alternative forum: (a) the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware); and (b) the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. For purposes of this Article VIII, internal corporate claims means claims, including claims in the right of the Corporation, that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity, or as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VIII.

Section 8.2. Enforceability. If any provision of this Article VIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VIII (including, without limitation, each portion of any sentence of this Article VIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 9.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 9.3. Manner of Notice. Except as otherwise required by law, notice may be given to a stockholder in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.

So long as the Corporation is subject to the SEC’s proxy rules set forth in Regulation 14A under the Exchange Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, or if the Corporation is not subject to Regulation 14A, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the DGCL. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL.

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Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL, and shall be deemed given as provided therein.

An affidavit of the mailing or other means of giving any notice of any stockholders meeting, executed by the Secretary or any transfer agent of the Corporation giving the notice, shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 9.4. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. To the extent permitted by law, attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

Section 9.5. Form of Records; Maintenance and Inspection of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device, method or one (1) or more electronic networks or databases (including one (1) or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 9.6. Amendment of Bylaws. These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors or by the affirmative vote of the holders of not less than eighty percent (80%) of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 9.7. Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

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Section 9.8. Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation or these bylaws (including, without limitation, as otherwise required by Section 2.16), any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

Section 9.9. Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Effective as of April 20, 2023

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